EXHIBIT 99.1


               JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(K)(1)

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock of Latin American Telecommunications Venture Company - LATVCO, and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 15th day of June, 2007.

Date: June 15, 2007                     By: /s/ Aaron Movtady
                                            ----------------------------
                                        Name:  Aaron Movtady



                                        1218 HAVEMEYER AVENUE, LLC


                                        By: /s/ Aaron Movtady
                                            ----------------------------
                                        Name:  Aaron Movtady
                                        Title: Authorized Representative